SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary  Proxy  Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                              LIFECELL CORPORATION
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies: N/A
     2.   Aggregate number of securities to which transaction applies: N/A
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
     4.   Proposed maximum aggregate value of transaction: N/A
     5.   Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid: N/A
     2.   Form, Schedule or Registration Statement No.: N/A
     3.   Filing Party: N/A
     4.   Date Filed: N/A

                              LIFECELL CORPORATION

                               One Millennium Way
                          Branchburg, New Jersey 08876
                                 (908) 947-1100


                                  June 8, 2004



Dear  Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of LifeCell Corporation to be held at 9:00 a.m., Thursday, July 15, 2004, at the Marriott Bridgewater, 700 Commons Way, Bridgewater, New Jersey 08807.

     This year you will be asked to consider one proposal concerning the election of directors. The proposal is explained more fully in the attached proxy statement, which you are encouraged to read.

     The Board of Directors recommends that you approve this proposal and urges you to return your signed proxy card, or cards, at your earliest convenience, whether or not you plan to attend the annual meeting.

     Thank you for your cooperation.



                                       Sincerely,

                                       /s/ Paul G. Thomas


                                       Paul G. Thomas
                                       Chairman of the Board, President
                                       and Chief Executive Officer

                              LIFECELL CORPORATION
                               One Millennium Way
                          Branchburg, New Jersey 08876


        Notice of Annual Meeting of Stockholders to Be Held July 15, 2004

     Notice is hereby given that the Annual Meeting of the Stockholders of LifeCell Corporation, a Delaware corporation ("LifeCell"), will be held on Thursday, July 15, 2004 at 9:00 a.m., at the Marriott Bridgewater, 700 Commons Way, Bridgewater, New Jersey, 08807 for the following purposes:

          (1) To elect five directors of LifeCell to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; and

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     These proposals are described in further detail in the attached Proxy Statement. The holders of record of shares of Common Stock of LifeCell at the close of business on June 1, 2004, will be entitled to vote at the meeting.


                               By Order of the Board of Directors,


                               /s/ Steven T. Sobieski


                               Steven T. Sobieski
                               Secretary

June 8, 2004

                              LIFECELL CORPORATION

                                 Proxy Statement
                       for Annual Meeting of Stockholders
                            to Be Held July 15, 2004

     This Proxy Statement is furnished to the Stockholders of LifeCell Corporation ("LifeCell" or the "Company"), One Millennium Way, Branchburg, New Jersey 08876, telephone (908) 947-1100, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on Thursday, July 15, 2004, at 9:00 a.m., at the Marriott Bridgewater, 700 Commons Way, Bridgewater, New Jersey, 08807, or any adjournment thereof.

     Proxies in the form enclosed, properly executed by Stockholders and received in time for the meeting, will be voted as specified therein. If a Stockholder does not specify otherwise, the shares represented by his or her proxy will be voted "FOR" Proposal 1 to elect the nominees to the Board of Directors. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company at or prior to the meeting. This Proxy Statement and accompanying form of proxy are to be mailed on or about June 8, 2004, to Stockholders of record on June 1, 2004 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 28,409,469 shares of Common Stock, par value $.001 per share (the "Common Stock"). Only the holders of record on the Record Date are entitled to vote at the meeting.

     The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the holders of Common Stock at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the meeting. Assuming that a quorum is present, directors will be elected by a plurality vote. There is no right to cumulate votes in the election of directors. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present and do not have an effect on the election of directors. Holders of Common Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Meeting.

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mail, proxies may be solicited by telephone, telegraph or personally by the directors, officers and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to beneficial owners of shares of Common Stock.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

     At the meeting, five directors are to be elected. All directors of the Company hold office until the next annual meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

     It is the intention of the persons named in the proxies for the holders of Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. In accordance with the Company's by-laws and Delaware law, a Stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors.
Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the five nominees named below.

NOMINEES FOR ELECTION

     The persons listed below have been nominated for election to fill the five director positions to be elected by the holders of the Common Stock.

            NOMINEE               AGE       POSITION WITH THE COMPANY        DIRECTOR SINCE
            -------               ---       -------------------------        --------------
Paul G. Thomas                     48  Chairman of the Board, President and        1998
                                             Chief Executive Officer

Michael E. Cahr (1) (2) (3) (4)    63  Director                                    1991

David Fitzgerald (1) (2) (3) (4)   70  Director                                    2001

James G. Foster (1) (2) (3) (4)    57  Director                                    1995

Martin P. Sutter                   48  Director                                    2003

_______________
(1)  Member of the Audit Committee of the Board of Directors.
(2)  Member of the Nominating Committee of the Board of Directors.
(3)  Member of the Compensation Committee of the Board of Directors.
(4)  Member of the Stock Option Committee of the Board of Directors.



INFORMATION REGARDING NOMINEES AND DIRECTORS

Background of Nominees for Director

     Paul  G.  Thomas.  Mr.  Thomas  has served as Director, President and Chief
Executive Officer of LifeCell since October 1998. Mr. Thomas was elected Chairman of the Board in June 1999. Prior to joining LifeCell, Mr. Thomas was President of the Pharmaceutical Products Division of Ohmeda Inc., a world leader in inhalation anesthetics and acute care pharmaceuticals. Mr. Thomas was responsible for the overall operations of Ohmeda's Pharmaceutical Division, which had worldwide sales of approximately $200 million in 1997. Mr. Thomas received his M.B.A. degree with an emphasis in Marketing and Finance from Columbia University Graduate School of Business and completed his postgraduate studies in Chemistry at the University of Georgia Graduate School of Arts and Science. He received his B.S. degree in Chemistry from St. Michael's College in Vermont, where he graduated Cum Laude.

     Michael E. Cahr. Mr. Cahr has been a director of LifeCell since July 1991. Mr. Cahr is currently President of Saxony Consultants, an Illinois-based company that provides financial and marketing expertise to organizations in the United States and abroad. From February 2000 through March 2002, Mr. Cahr was President and Chief Executive Officer of IKADEGA, Inc., a Northbrook, Illinois server technology company developing products and services for the healthcare, data storage and hospitality fields. He also served as Chairman of Allscripts, Inc., a leading developer of hand-held device technology that provides physicians with real-time access to health, drug and other critical information from September 1997 through March 1999 and as President, Chief Executive Officer and Chairman from June 1994 to September 1997. Prior to Allscripts, Mr. Cahr was Venture Group Manager for Allstate Venture Capital where he oversaw investments in technology and biotech from 1987 to June 1994. Mr. Cahr serves as a director of Pacific Health Laboratories, a publicly held Woodbridge, New Jersey nutritional products firm that develops and commercializes functionally unique nutritional products, and a director of Truswal Systems, an Arlington, Texas-based software engineering firm. Mr. Cahr received his undergraduate degree in Economics from Colgate University and his M.B.A. from Fairleigh Dickinson University. Mr. Cahr is chairman of the Company's audit committee.

     David Fitzgerald. Mr. Fitzgerald has been a director of LifeCell since December 2001. Mr. Fitzgerald served as President and Chief Executive Officer of Howmedica, Inc. from 1980 until his retirement in 1996. In 1988, he was named Executive Vice President of Pfizer Hospital Products Group, a $1.3 billion group of medical device companies including Howmedica. In 1992, he was also named Vice President of Pfizer Inc. Mr. Fitzgerald serves as a director of Arthrocare
Corp., a publicly traded Nasdaq company specializing in soft tissue surgical technology and Orthovita, Inc., a publicly traded Nasdaq company specializing in biomaterial products for the restoration of the human skeleton.

     James  G.  Foster.  Mr.  Foster has been a director of LifeCell since March
1995. Mr. Foster was Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, Inc. ("Medtronic"), a medical device company, from December 1994 through his retirement in December 2001. From February 1984 to December 1994, Mr. Foster held various officer positions with Medtronic including: Vice President of Cardiac Surgery Sales & Strategic Planning in 1994, Vice President and General Manager of Medtronic Neurological Implantables from 1992 through 1994, Vice President and General Manager of Medtronic Interventional Vascular from 1990 through 1992 and Vice President and General Manager of Medtronic Blood Systems from 1983 through 1989. Currently, Mr. Foster serves as a director of Arthrocare Corp., a publicly traded Nasdaq company specializing in soft tissue surgical technology.

     Martin P. Sutter. Mr. Sutter is a Managing Director at Essex Woodlands Health Ventures, one of the oldest and largest venture capital organizations focused exclusively on health care. Essex Woodlands Health Ventures currently holds 1,300,000 shares of the Company's outstanding Common Stock. Mr. Sutter began his career in management consulting with Peat Marwick, Mitchell & Co. in 1977 and shortly thereafter moved to Mitchell Energy & Development Corporation where he held various positions in operations, engineering and marketing. He founded the Woodlands Venture Capital Company in 1984 and Woodlands Venture Partners, an independent venture capital partnership, in 1988. He currently serves on the board of directors of Confluent Surgical, Inc., a privately held company specializing in surgical sealants and adhesion barriers; EluSys Therapeutics, Inc, a privately held company specializing in developing products for patients with end-stage congestive heart failure; Rinat Neuroscience Corporation, a privately held company specializing in developing therapeutic antibodies; BioForm Medical, Inc., a privately held medical device company specializing in injectable implant products for soft tissue augmentation; and MicroMed Technology, Inc., a privately held company specializing in ventricular assist device technologies for the treatment of congestive heart failure.

Committees of the Board of Directors and Meeting Attendance

     Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. Recently, Nasdaq adopted amendments to its definition of independence. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee and the Nominating Committee. As noted below, the Board of Directors has determined that the members of the Audit Committee and the Nominating Committee satisfy all such definitions of independence. The Board of Directors has also determined that Messrs. Cahr, Fitzgerald, Foster and Sutter satisfy the Nasdaq definition of independence. The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating

Committee and a Stock Option Committee. During the fiscal year ended December 31, 2003, the Board of Directors met five times, the Audit Committee met six times, the Nominating Committee met one time, the Compensation Committee met one time and the Stock Option Committee met one time. No director attended less than 75% of the combined number of Board meetings and meetings of committees of which he is a member. No member of any of the committees is an employee of the Company.

     Audit  Committee.  During  2003,  the  Audit Committee was comprised of Mr.
Cahr, Mr. Fitzgerald and Mr. Foster. The Audit Committee is empowered by the Board of Directors to, among other functions: serve as an independent and objective party to monitor the Company's financial reporting process, internal control system and disclosure control system; review and appraise the audit efforts of the Company's independent accountants; assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company's management regarding financial reporting issues; and provide an open avenue of communication among the independent accountants, financial and senior management, and the Company's Board of Directors. For more information on the audit committee, see "Audit Committee Matters".

     Nominating Committee. In July 2003, the Board of Directors established a Nominating Committee consisting of Mr. Cahr, Mr. Fitzgerald and Mr. Foster. The Nominating Committee is empowered by the Board of Directors to, among other functions: recommend to the Board of Directors qualified individuals to serve on the Company's Board of Directors and to identify the manner in which the Nominating Committee evaluates nominees recommended for the Board. For more information on the nominating committee, see "Nominating Committee Matters".

     Compensation Committee. During 2003, the Compensation Committee was comprised of Mr. Cahr, Mr. Fitzgerald and Mr. Foster. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors on matters regarding the compensation of the Company's senior executive officers.

     Stock Option Committee. During 2003, the Stock Option Committee was comprised of Mr. Cahr, Mr. Fitzgerald and Mr. Foster. The Stock Option Committee administers the Company's stock option plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of June 1, 2004, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of either the outstanding shares of Common Stock, (ii) executive officers, nominees and directors of the Company and (iii) all executive officers, nominees and directors of the Company as a group. Unless otherwise indicated, the address of each such person is c/o LifeCell Corporation, One Millennium Way, Branchburg, New Jersey 08876.

                                                      AMOUNT AND NATURE OF
                                                     BENEFICIAL OWNERSHIP(1)
                                                     -----------------------

BENEFICIAL OWNER                                        SHARES         %
---------------------------------------------------  ------------  ---------
Samuel D. Isaly(2) . . . . . . . . . . . . . . . .      2,955,500      9.94%
  OrbiMed Capital LLC
  OrbiMed Advisors Inc.
  OrbiMed Advisors LLC
   c/o OrbiMed Advisors LLC
    767 Third Avenue
    New York, New York 10017
Vector Later-Stage Equity Fund, L.P.(3). . . . . .      2,660,642      9.32%
  Vector Fund Management, L.P.
  VSI Advisors, L.L.C.
  D. Theodore Berghorst
  Peter F. Drake
  Barclay A. Phillps
  Douglas Reed
    1751 Lake Cook Road, Suite 350
    Deerfield, Illinois 60015
Austin W. Marxe and David Greenhouse (4) . . . . .      2,652,233      9.19%
  c/o Special Situations Private Equity Fund, L.P.
  153 E. 53rd Street
  New York, New York 10022
Paul G. Thomas(5). . . . . . . . . . . . . . . . .        691,780      2.38%
  Chairman of the Board, President and
  Chief Executive Officer
Michael E. Cahr(6) . . . . . . . . . . . . . . . .        159,856         *
  Director
David Fitzgerald(7). . . . . . . . . . . . . . . .         45,000         *
  Director
James G. Foster(8) . . . . . . . . . . . . . . . .         65,000         *
  Director
Martin P. Sutter(9). . . . . . . . . . . . . . . .         52,130         *
  Director
William E. Barnhart(10). . . . . . . . . . . . . .         28,838         *
  Sr. V.P. Operations
Fred Feldman, Ph.D.(11). . . . . . . . . . . . . .         25,000         *
  Sr. V.P. Product Development & Quality
Steven T. Sobieski(12) . . . . . . . . . . . . . .        175,900         *
  V.P. Finance &  Chief Financial Officer
Lisa N. Colleran(13) . . . . . . . . . . . . . . .         25,431         *
  V.P. Marketing and Business Development
All executive officers and directors as a group(14)     1,268,935      4.30%


                                      -5-

Notes to Security Ownership table
---------------------------------
*Less than 1%.

(1) Each beneficial owner's percentage ownership of Common Stock is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of June 1, 2004 have been exercised or converted. Options, warrants and other convertible securities that are not exercisable within 60 days of June 1, 2004 have been excluded. Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. On May 14, 2004, all shares of Series B Preferred Stock were automatically converted into shares of Common Stock pursuant to the terms of the Series B Preferred Stock.

(2) These shares of Common Stock are owned as follows: 1,130,000 shares of Common Stock and 902,043 shares of Common Stock issuable upon exercise of a warrant are owned by Caduceus Private Investments, LP, 23,000 shares of Common Stock and 18,776 shares of Common Stock issuable upon exercise of a warrant are owned by OrbiMed Associates, LLC and 490,000 shares of Common Stock and 391,681 shares of Common Stock issuable upon exercise of a warrant are owned by PW Juniper Crossover Fund, L.L.C. Samuel D. Islay,
     OrbiMed Advisors LLC, OrbiMed Advisors Inc. and OrbiMed Capital LLC are deemed to beneficially own these shares by virtue of their mutual affiliation to the above indicated entities. Information with respect to the ownership of such stockholders was obtained from a Schedule 13D filed on March 31, 2004, and the Company's stock records.

(3) These shares of Common Stock are owned as follows: 1,911,997 shares of Common Stock owned by Vector Later-Stage Equity Fund, LP, 125,000 shares of Common Stock issuable upon exercise of warrants owned by VSI Advisors, LLC, 523,378 shares of Common Stock owned by D. Theodore Berghorst, 44,293 shares of Common Stock owned by Peter F. Drake, 15,812 shares of Common Stock owned by Barclay A. Phillips and 40,162 shares of Common Stock owned by Douglas Reed. Information with respect to the ownership of such stockholders was obtained from a Schedule 13G/A filed February 13, 2004, and the Company's stock records.

(4) These shares of Common Stock are owned as follows: 923,988 shares of Common Stock and 218,750 shares of Common Stock issuable upon exercise of a warrant are owned by Special Situations Fund III, L.P., 980,863 shares of Common Stock and 144,375 shares of Common Stock issuable upon exercise of a warrant are owned by Special Situations Private Equity Fund, L.P. and 309,912 shares of Common Stock and 74,375 shares of Common Stock issuable upon exercise of a warrant are owned by Special Situations Cayman Fund, L.P. Austin Marxe and David Greenhouse are deemed to beneficially own these shares by virtue of being executive officers of the investment advisors of each such entity. Information with respect to the ownership of such stockholders was obtained from a Schedule 13G filed on February 13, 2004, and the Company's stock records.

(5)  Includes 690,000 shares underlying stock options

(6) Includes 109,856 shares of common stock and 50,000 shares underlying stock options

(7)  Represents 45,000 shares underlying stock options.

(8)  Represents 65,000 shares underlying stock options.

(9) Includes 39,630 shares of common stock and 12,500 shares underlying stock options, but excludes 1,300,000 shares of common stock owned by Essex Woodlands Health Ventures V LP. Mr. Sutter is a managing director of the general partner of the Essex Woodlands Health Ventures Fund V LP; however, he disclaims beneficial ownership of the shares owned by the partnership. Ownership information was obtained from the Company's stock records and a Form 3 filed on December 30, 2003.

(10) Includes 27,500 shares underlying stock options.

(11) Represents 25,000 shares underlying stock options.

(12) Includes 171,250 shares underlying stock options.

(13) Includes 25,000 shares underlying stock options.

(14) See notes (5) through (13).

                       EXECUTIVE OFFICERS AND COMPENSATION

     The following section sets forth certain information regarding the Company's executive officers.

BACKGROUND OF EXECUTIVE OFFICERS


                                                                     DATE OF
       NAME                          OFFICES HELD                 FIRST ELECTION  AGE
       ----                          ------------                 --------------  ---
Paul G. Thomas        Chairman of the Board, President and Chief  October 1998     48
                      Executive Officer

William E. Barnhart   Senior Vice President, Operations           August 1999      61

Fred  Feldman, Ph.D.  Senior Vice President, Product Development  August 2003      61
                      & Quality

Steven T. Sobieski    Vice President, Finance and Administration  June 2000        47
                      & Chief Financial Officer

Lisa N. Colleran      Vice President, Marketing and Business      December 2002    46
                      Development

     For further background information regarding Mr. Thomas, see "Background of Nominees for Director."

     William E. Barnhart joined LifeCell in August 1999 as Sr. Vice President, Operations. He has over twenty-five years of management experience in a variety of roles in drug and device manufacturing and quality assurance. From March 1997 to September 1999, Mr. Barnhart was Sr. Vice President, Quality Assurance for Centeon, LLC, a multinational provider of pharmaceuticals and plasma derived biologics. From 1993 to 1997, Mr. Barnhart was Vice President, Quality Assurance for Ohmeda, Inc. Prior to joining Ohmeda, Mr. Barnhart was Vice President of Operations, Allergan U.S. Operations. In this capacity he was responsible for general management for five operations manufacturing prescription ophthalmics, biologics and medical devices. Mr. Barnhart graduated from Miami University with a Bachelor of Science degree and a Masters of Science degree in chemistry.

     Fred Feldman, Ph.D. joined LifeCell in August 2003 as Sr. Vice President, Product Development & Quality. From 1974 through 1995, Dr. Feldman served in various scientific roles with Armour Pharmaceutical Company where he was directly responsible for bringing a number of breakthrough human therapeutics through the development pipeline to FDA and international registrations and commercial success. Dr. Feldman joined Centeon, LLC, a joint venture of Armour Pharmaceutical (a Rhone Poulenc Rorer subsidiary) and Behringwerke (a Hoechst subsidiary), in 1995 as Vice President of World Wide Preclinical R&D and Biotechnology Evaluation. In 1999, Dr. Feldman was appointed Vice President Scientific and Technical Affairs and Chief Scientist of Aventis Behring, a successor company to Centeon, where he was responsible for corporate research and development strategic planning and scientific direction. From 2001 through 2002, Dr. Feldman was Chief Executive Officer of Genesis Therapeutics Corporation, a drug development start-up that was a spin-out of Aventis Behring. After leaving Genesis Therapeutics Corporation Dr. Feldman was an independent consultant to pharmaceutical and biotechnology companies. Dr. Feldman earned his undergraduate degree in Biochemistry at the University of Chicago and received a Ph.D. in Biochemistry from Purdue University.

     Steven T. Sobieski joined LifeCell in June 2000 as Vice President, Finance and Chief Financial Officer. He has over twenty years of financial management experience in a variety of roles in public accounting and the medical technology field. Prior to joining LifeCell, Mr. Sobieski was Vice President Finance at Osteotech, Inc, a publicly traded Nasdaq company focused on developing and marketing human tissue based products for orthopedic applications, where he served in various positions from 1991 to 2000. From 1981 through 1991, he served in various positions of increasing responsibility with Coopers & Lybrand. Mr. Sobieski received his Bachelor of Science degree in Business Administration from Monmouth University and his Masters in Business Administration with a concentration in accounting from Rutgers University. He is a Certified Public Accountant.

     Lisa N. Colleran joined LifeCell in December 2002 as Vice President, Marketing and Business Development. She has over twenty years of marketing experience. Prior to joining LifeCell, Ms. Colleran served as Vice President/General Manager - Renal Pharmaceuticals for Baxter Healthcare Corporation, a worldwide manufacturer and distributor of diversified products, systems and services used primarily in the health-care field, from 1997 until December 2002, and served in various other sales and marketing positions at Baxter from 1983 through 1997. Ms. Colleran received her Bachelor of Science from Molloy College and her Masters in Business Administration from Loyola University of Chicago.

     All officers of the Company hold office until the regular meeting of directors following the annual meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

SUMMARY  OF  COMPENSATION

     Set forth in the following table is certain compensation information concerning the Company's chief executive officer and the Company's four most highly compensated executive officers, other than the chief executive officer, for the fiscal year ended December 31, 2003.

                               SUMMARY COMPENSATION TABLE

                                                           LONG TERM
                                   ANNUAL COMPENSATION    COMPENSATION
                                  ----------------------  ------------

NAME AND PRINCIPAL                                        SECURITIES
POSITION AT                                               UNDERLYING      ALL OTHER
DECEMBER 31, 2003           YEAR    SALARY      BONUS     OPTIONS(1)   COMPENSATION(2)
--------------------------  ----  ----------  ----------  -----------  ----------------
Paul G. Thomas              2003  $ 330,000   $ 179,520       100,000  $           900
   Chairman of the Board,   2002  $ 303,200   $ 160,696       200,000  $           750
   President and Chief      2001  $ 288,750   $ 129,938       160,000  $           400
   Executive Officer

William E. Barnhart         2003  $ 196,900   $  67,104        34,080  $           900
   Senior Vice President,   2002  $ 188,400   $  59,911        75,000  $           750
   Operations               2001  $ 180,250   $  48,668        50,000  $           425

Fred Feldman, Ph.D.         2003  $93,750(3)  $31,275(3)      133,360                -
   Senior Vice President,   2002          -           -             -                -
   Product Development      2001          -           -             -                -
   & Quality

Steven T. Sobieski          2003  $ 202,000   $  70,902        35,100  $         1,200
   Vice President, Finance  2002  $ 193,300   $  59,150        75,000  $         1,050
   and Administration &     2001  $ 185,000   $  49,950        60,000  $           700
   Chief Financial Officer

Lisa N. Colleran            2003  $ 215,000   $  81,724        50,000  $      42,765(4)
   Vice President,          2002  $ 5,788(5)  $40,000(6)      100,000                -
   Marketing and Business   2001          -           -             -                -
   Development

_______________

     (1) Represents shares issuable pursuant to stock options granted under the Company's stock option plans. These options vest 25% per year commencing on the first anniversary of the date of grant.
     (2) Represents contributions made by us pursuant to the Company's 401(k) Plan and/or stock purchase plan unless otherwise noted.
     (3)  Employment  commenced  August  2003.  Annual  salary  was  $225,000.
     (4)  Includes  $41,565  of  relocation  related  costs paid by the Company.
     (5)  Employment  commenced  December  2002.  Annual  salary  was  $215,000.
     (6)  Represents  hiring  bonus.

OPTION GRANTS IN 2003

     The following table provides certain information with respect to options granted to the Company's chief executive officer and to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003:

                                    OPTION GRANTS IN LAST FISCAL YEAR

                                   PERCENT OF                                    POTENTIAL REALIZABLE VALUE
                                     TOTAL                                       AT ASSUMED ANNUAL RATES OF
                     NUMBER OF      OPTIONS      EXERCISE      MARKET             STOCK PRICE APPRECIATION
                     SECURITIES    GRANTED TO      PRICE      PRICE ON               FOR OPTION TERM(1)
                     UNDERLYING    EMPLOYEES                  DATE OF               --------------------
                       OPTIONS         IN        PER SHARE     GRANT    EXPIRATION
NAME                 GRANTED(2)   FISCAL YEAR       ($)         ($)        DATE        5%         10%
-------------------  -----------  ------------  -----------  ---------  ----------  ---------  ---------
Paul G. Thomas           100,000         13.5%  $      5.27  $    5.27    12/11/13  $331,427   $839,902

William E. Barnhart       34,080          4.6%  $      5.27  $    5.27    12/11/13  $112,950   $286,239

Fred Feldman, Ph.D.      100,000         13.5%  $      5.20  $    5.20    07/31/13  $327,025   $828,746

Fred Feldman, Ph.D.       33,360          4.5%  $      5.27  $    5.27    12/11/13  $110,564   $280,191

Steven T. Sobieski        35,100          4.7%  $      5.27  $    5.27    12/11/13  $116,331   $294,806

Lisa N. Colleran          50,000          6.7%  $      5.27  $    5.27    12/11/13  $165,714   $419,951
========================================================================================================

_______________
(1) The Securities and Exchange Commission (the "SEC") requires disclosure of the potential realizable value or present value of each grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future common stock prices. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.
(2) These options vest 25% per year commencing on the first anniversary of the date of grant.

                          OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning options exercised during 2003 and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 2003.

                                 OPTION VALUES AT DECEMBER 31, 2003


                                                  NUMBER OF
                       SHARES               SECURITIES UNDERLYING
                      ACQUIRED                UNEXERCISED OPTIONS                VALUE OF
                         ON                  AT DECEMBER 31, 2003        IN-THE-MONEY OPTIONS AT
                      EXERCISE    VALUE          (# OF SHARES)           DECEMBER 31, 2003 ($)(1)
                                           --------------------------  ----------------------------
NAME                 (# SHARES)  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------  ----------  --------  -----------  -------------  ------------  --------------
Paul G. Thomas                -         -      690,000        350,000  $  1,897,060  $    1,009,320

William E. Barnhart           -         -      156,250        152,830  $    352,863  $      387,982

Fred Feldman, Ph.D.           -         -            -        133,360             -  $      131,025

Steven T. Sobieski            -         -      146,250        153,850  $    299,835  $      384,388

Lisa N. Colleran              -         -       25,000        125,000  $     86,500  $      306,000

_______________
(1) Based on $6.20 per share, the closing price of the Common Stock, as reported by the Nasdaq National Market, on December 31, 2003.


                      EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under the Company's Amended and Restated 1992 Stock Option Plan, 1993 Directors Stock Option Plan, Amended 2000 Stock Option Plan and 2003 Directors Stock Option Plan as of December 31, 2003. These plans were the Company's only equity compensation plans in existence as of December 31, 2003.

                                                                               (c)
                                                                       NUMBER OF SECURITIES
                                                                       REMAINING AVAILABLE
                                (a)                                    FOR FUTURE ISSUANCE
                       NUMBER OF SECURITIES            (b)                 UNDER EQUITY
                         TO BE ISSUED UPON       WEIGHTED-AVERAGE       COMPENSATION PLANS
                            EXERCISE OF         EXERCISE PRICE OF     (EXCLUDING SECURITIES
                       OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,        REFLECTED IN
PLAN CATEGORY           WARRANTS AND RIGHTS    WARRANTS AND RIGHTS          COLUMN (a)
---------------------  ---------------------  ----------------------  ----------------------

Equity Compensation
Plans Approved by
Stockholders . . . .              4,012,736   $                 3.77           2,154,019

Equity Compensation
Plans Not Approved by
Stockholders . . . .            2,030,000(1)  $                 2.32                   0
                       ---------------------  ----------------------  ----------------------

TOTAL                             6,042,736   $                 3.28           2,154,019

(1)     See  "Note  9-Capital  Stock,  Options  and  Warrants"  included  in  the  financial statements for the year ended December 31, 2003 in the Company's Annual Report on Form 10-K.

COMPENSATION OF DIRECTORS

     During 2003, non-employee directors were paid $1,500 per month regardless of the number of Board meetings attended. Non-employee directors who serve on the Compensation Committee were also paid $2,000 per year regardless of the number of committee meetings attended. Non-employee directors who serve on the Audit Committee were paid $4,000 per year regardless of the number of committee meetings attended. Directors who are employees of LifeCell receive no directors' fees. Directors are reimbursed for their expenses for attendance at such meetings.

     Newly elected non-employee directors receive an option to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on such election date and each of the Company's non-employee directors receives an annual option grant to purchase 10,000 shares of Common Stock on the date of the Company's Annual Meeting of Stockholders. Options granted under the Company's Director Stock Option Plans generally vest one year after the date of grant and expire ten years after the date of grant.

     Pursuant to the Company's 1993 Director Stock Option Plan, on June 1, 2003, Mr. Cahr, Mr. Foster, Mr. Fitzgerald and Mr. Silverstein (who resigned from the board of directors on December 22, 2003) were each granted options to purchase 10,000 shares of Common Stock at an exercise price of $3.60 per share. In addition, pursuant to the Company's 2003 Director Stock Option Plan, Mr. Sutter was granted options to purchase 25,000 shares of Common Stock at an exercise price of $5.88 per share on December 22, 2003.


REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

Overview

     The function of the Compensation Committee is to advise the Board regarding overall compensation policies and recommend specific compensation for the Company's senior executives. The Compensation Committee is responsible for providing guidance to the Board of Directors and the chief executive officer regarding broad compensation issues. During 2003, the Committee was composed of Mr. Cahr, Mr. Fitzgerald and Mr. Foster.

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premises that the success of the Company results from the efforts of each employee and that a cooperative, team-oriented environment is an essential part of the Company's culture. The Company believes in the importance of rewarding employees for the Company's successes. Particular emphasis is placed on broad employee equity participation through the use of stock options and annual cash bonuses linked to achievement of the Company's performance goals and the employees' personal objectives.

Executive Officer Compensation

     The Company's compensation package consists of three major components: base compensation, performance bonuses, and stock options. Together these elements comprise total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders. The Compensation Committee establishes annual base salary levels for executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to align base compensation levels comparable to its competitors and other companies in similar stages of development. Cash bonuses are paid to executive officers based upon achievement of annually set Company goals and personal performance objectives.

     The Company believes that stock options are an important long-term incentive for its executive officers and that the Company's stock option program has been effective in aligning officer and employee interests with that of the Company and its stockholders. The Company uses stock options to attract key executive talent and stock option grants are generally part of employment packages for key management positions. The Company reviews the stock option plan annually and employees may also be eligible for annual stock option grants. During 2003, the Company granted stock options for 741,824 shares to officers and employees of the Company of which 352,540 were granted to executive officers of the Company.

Chief Executive Officer Compensation

     The Compensation Committee recommends base salary levels and annual cash bonuses of the Company's senior management for approval by the Board. Mr. Thomas, the Company's Chief Executive Officer, had a base Salary in 2003 of $330,000 which was an increase of $26,800 from his base salary in 2002. Mr. Thomas was awarded a performance bonus of $179,520 and was granted stock options for 100,000 shares for 2003, based upon the Compensation Committee's assessment of his performance against previously established Company goals and personal performance objectives.

The Compensation Committee:

Michael E. Cahr
David Fitzgerald
James G. Foster

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

     The Company has entered into severance and change in control agreements with its executive officers to ensure that it will have their continued dedication as executives notwithstanding the possibility, threat or occurrence of a defined "change in control". Following are details of the agreements.

     Paul G. Thomas In December 2002, the Company entered into a change in control agreement with Mr. Thomas. Under the agreement, if within twelve months of a change in control there occurs a "trigger event", Mr. Thomas will be entitled to receive all then accrued compensation and fringe benefits, continuation of health and medical benefits and life insurance for a period of twelve months and a cash payment equal to 2.9 times his current base salary and performance bonus paid in the preceding year. Additionally, all stock options or other unvested benefits under any compensation or employee benefit plan shall immediately become vested and exercisable. A "trigger event" is defined to include termination of employment by us other than for "cause".

     Additionally, the Company has entered into a severance arrangement with Mr. Thomas. Pursuant to such arrangement, Mr. Thomas is entitled to receive 12 months severance pay based on his salary immediately prior to termination, health and medical benefits and life insurance coverage if he is terminated by the Company without cause. Mr. Thomas is also entitled to a bonus based on the bonus paid to Mr. Thomas in the previous year, on a pro rata basis based on the number of months employed during the year of termination.

     William E. Barnhart In December 2002, the Company entered into a change in control agreement with Mr. Barnhart. Under the agreement, if within twelve months of a change in control there occurs a "trigger event", Mr. Barnhart will be entitled to receive all then accrued compensation and fringe benefits, continuation of health and medical benefits and life insurance for a period of twelve months and a cash payment equal to two times his current base salary and performance bonus paid in the preceding year. Additionally, all stock options or other unvested benefits under any compensation or employee benefit plan shall immediately become vested and exercisable. A "trigger event" is defined to include termination of employment by us other than for "cause."

     Fred Feldman, Ph.D. In August 2003, the Company entered into compensation arrangements with Dr. Feldman upon commencement of his employment. Pursuant to such arrangements, Dr. Feldman is entitled to receive twelve months of salary, based on his salary immediately prior to termination, and fringe benefits continuation if he is terminated by us without cause. Additionally, if Dr. Feldman is terminated by the Company without cause following a change in control, as described in Section 17 of the Company's 2000 Stock Option Plan, all of his remaining unvested stock options shall vest immediately.

     Steven T. Sobieski In December 2002, the Company entered into a change in control agreement with Mr. Sobieski. Under the agreement, if within twelve months of a change in control there occurs a "trigger event", Mr. Sobieski will be entitled to receive all then accrued compensation and fringe benefits, continuation of health and medical benefits and life insurance for a period of twelve months and a cash payment equal to two times his current base salary and performance bonus paid in the preceding year. Additionally, all stock options or other unvested benefits under any compensation or employee benefit plan shall immediately become vested and exercisable. A "trigger event" is defined to include termination of employment by us other than for "cause."

     Additionally, the Company has entered into a severance arrangement with Mr. Sobieski. Pursuant to such arrangement, Mr. Sobieski is entitled to receive 12 months severance pay based on his salary immediately prior to termination, health and medical benefits and life insurance coverage if he is terminated by the Company without cause.

     Lisa N. Colleran In November 2002, the Company entered into compensation arrangements with Ms. Colleran upon commencement of her employment. Pursuant to such arrangements, Ms. Colleran is entitled to receive twelve months of salary, based on her salary immediately prior to termination, and fringe benefits continuation and outplacement services if she is terminated by us without cause or she experiences a material reduction in responsibilities or compensation following a change in control. Additionally, following a change in control, as described in Section 17 of the Company's 1992 Stock Option Plan, all of her remaining unvested stock options shall vest immediately.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     The graph below summarizes the total cumulative return experienced by LifeCell's stockholders during the five-year period ended December 31, 2003, compared to the Nasdaq Pharmaceuticals Index and the Nasdaq Market Index. The changes for the periods shown in the graph and table are based on the assumption that $100.00 had been invested in LifeCell Common Stock and in each index below on January 1, 1999 and that all cash dividends were reinvested.

     The following graph is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

                                [GRAPHIC OMITTED]

                              1998    1999    2000    2001    2002    2003
LIFECELL CORPORATION         100.00  117.14   36.43   51.89   68.80  141.71
NASDAQ PHARMACEUTICAL INDEX  100.00  204.81  253.80  215.60  132.88  191.69
NASDAQ MARKET INDEX          100.00  176.37  110.86   88.37   61.64   92.68


APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has selected PricewaterhouseCoopers, LLP ("PWC") to serve as the Company's independent accountants during the current fiscal year. PWC was retained by the Company in June 2002 and served as the Company's independent accountants during the fiscal year ended December 31, 2003. A representative of PWC is expected to be present at the Annual Meeting to make such statements as PWC may desire and will be available to answer appropriate questions from stockholders.

     AUDIT FEES. Audit fees billed to the Company by PWC for the audit of the financial statements included in the Company's Annual Report on Form 10-K, and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, for the years ended December 31, 2003 and 2002 totaled approximately $161,750 and $103,000, respectively.

     AUDIT-RELATED FEES. The Company was billed $27,700 and $14,000 by PWC for the fiscal years ended December 31, 2003 and 2002, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the caption Audit Fees above.

     TAX FEES. The Company was billed an aggregate of $1,225 and $14,350 by PWC for the fiscal years ended December 31, 2003 and 2002, respectively, for tax services, principally advice regarding the preparation of income tax returns.

     ALL OTHER FEES. The Company did not incur any fees for the fiscal years ended December 31, 2003 and 2002, for permitted non-audit services.

     OTHER MATTERS. The Audit Committee has considered whether the provision of the Audit-Related Fees and Tax Fees are compatible with maintaining the independence of the Company's principal accountant.

     Applicable law and regulations provide an exemption that permits certain services to be provided by the Company's outside auditors even if they are not pre-approved. The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

AUDIT COMMITTEE MATTERS

     AUDIT COMMITTEE CHARTER

     The Audit Committee performed its duties during fiscal 2003 under a written charter approved by the Board of Directors in 2000. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act, the proposed rules of the SEC and the proposed new listing standards of the Nasdaq Stock Market regarding audit committee policies. Although some of these rules and standards have not been finalized, the Board of Directors has adopted an amended charter to voluntarily implement certain of the proposed rules and standards. The Board of Directors and the Audit Committee intend to further amend this charter, if necessary, as rules and standards are finalized by the SEC and the Nasdaq Stock Market to reflect changes in the proposals or additional requirements. The Audit Committee Charter was filed as Annex A to the Company's Proxy Statement for 2003, on Form DEF 14A File Number 000-19890, filed as of April 24, 2003.

     AUDIT COMMITTEE FINANCIAL EXPERT. The Board of Directors has determined that Michael E. Cahr is an "audit committee financial expert", as such term is defined by the SEC. As noted above, Mr. Cahr - as well as the other members of the Audit Committee - has been determined to be "independent" within the meaning of SEC and Nasdaq regulations.

     INDEPENDENCE OF AUDIT COMMITTEE MEMBERS. The Company's Common Stock is listed on the Nasdaq National Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules and under the SEC's Rule 10A-3.

     REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

     Through December 2003, the Audit Committee was composed of Mr. Cahr, Mr. Foster and Mr. Fitzgerald. All members of the Audit Committee have been determined to be independent as defined by the listing standards of the National Association of Securities Dealers.

     In this context, the Audit Committee met and held discussions with management and the Company's independent auditors, PWC. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting standards. The discussions with the independent auditors included matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Additionally, the Audit Committee reviewed the letter from PWC which contained representations that their audit was subject to their quality control system for the U.S. Accounting and Auditing Practice, that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of PWC personnel working on the audit and availability of national office consultation.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2003 Annual Report on Form 10-K.

The Audit Committee:

Michael E. Cahr
David Fitzgerald
James G. Foster

NOMINATING COMMITTEE MATTERS

     NOMINATING COMMITTEE CHARTER. The Nominating Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act, the proposed rules of the SEC and the proposed new listing standards of the Nasdaq Stock Market regarding nominating committee policies. The Board of Directors has adopted a Nominating Committee charter which is attached hereto as Annex A.

     INDEPENDENCE OF NOMINATING COMMITTEE MEMBERS. All members of the Nominating Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace rules.

     DUTIES OF THE NOMINATING COMMITTEE. The Nominating Committee's charter authorizes the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by stockholders, minimum qualifications for nominees and identification and evaluation of candidates for the Board, and the Nominating Committee has adopted procedures addressing the foregoing.

     PROCEDURES FOR CONSIDERING NOMINATIONS MADE BY STOCKHOLDERS. The Nominating Committee has adopted guidelines regarding procedures for nominations to be submitted by stockholders and other third-parties, other than candidates who have previously served on the Board of Directors or who are recommended by the Board of Directors. These guidelines provide that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange

Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director it elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

     QUALIFICATIONS. The Nominating Committee has adopted guidelines describing the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

     - must satisfy any legal requirements applicable to members of the Board of Directors;
     - must have business or professional experience that will enable such nominee to provide useful input to the Board of Directors in its deliberations;
     - must have a reputation, in one or more of the communities serviced by LifeCell and its affiliates, for honesty and ethical conduct;
     - must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and
     - must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee's capacity to serve in a fiduciary position.

     IDENTIFICATION AND EVALUATION OF CANDIDATES FOR THE BOARD. Candidates to serve on the Board of Directors will be identified from all available sources, including recommendations made by stockholders. The Nominating Committee's charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

     - a review of the information provided to the Nominating Committee by the proponent;
     - a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and
     - a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

     THIRD PARTY RECOMMENDATIONS. In connection with the 2004 Annual Meeting, the Nominating Committee did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of the Company's Common Stock for at least one year.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports that they file.

     Based solely on a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during the Company's most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to the Company's most recent fiscal year and written representations from reporting persons that no report on Form 5 was required, the Company believes that, no person who, at any time during 2003, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis, except that reports on Form 4 reporting the grant of stock options in December 2003 to Paul G. Thomas, William E. Barnhart, Fred Feldman, Steven T. Sobieski, Lisa N. Colleran and Bradly C. Tyler due on December 14, 2003 were not filed until December 31, 2003. These late filings were inadvertent, and the required filings were made promptly after noting the failures to file.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS DESCRIBED ABOVE IN PROPOSAL ONE.



                        PROPOSALS FOR NEXT ANNUAL MEETING

     SEC regulations permit stockholders to submit proposals for consideration at annual meetings of stockholders. Any such proposals for the Company's Annual Meeting of Stockholders to be held in 2005 must be submitted to the Company on or before February 7, 2005, and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that meeting. Stockholder proposals submitted outside the SEC proxy rule requirements must be received by the Company's Secretary in a timely fashion. To be timely, such notice and information regarding the proposal and the stockholder must be delivered to or mailed and received by the Company's Secretary at our principal executive offices, One Millennium Way, Branchburg, New Jersey 08876, not less than 60 days nor more than 90 days prior to the first anniversary of the annual meeting of stockholders for the previous year; provided, however, that in the event that no annual meeting was held in the immediately preceding year or the date of such annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, a timely notice by the stockholder must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which the date of such meeting is first publicly announced.


                        COMMUNICATIONS WITH STOCKHOLDERS

     The Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board of Directors. Any such communication should be addressed to the Company's Secretary and should be sent to such individual c/o One Millennium Way, Branchburg, New Jersey 08876. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board of Directors, upon the Secretary's receipt of such a communication, the Company's Secretary will send a copy of such communication to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

     The Company recently adopted a policy of encouraging, but not requiring, its Board members to attend the annual meeting of stockholders. As such, the Company moved its traditional date for the annual meeting of stockholders to coincide with the date of its July meeting of the Board of Directors in order to implement this policy. Last year, two of the five members of the Board attended the Company's 2003 annual meeting of stockholders.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice of the Annual Meeting, to be presented at the Meeting for action by the stockholders. However, if any other matters are properly brought before the Meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

          The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2003 (as filed with the SEC), including the financial statements thereto. All such requests should be directed to Steven T. Sobieski, Secretary, LifeCell Corporation, One Millennium Way, Branchburg, New Jersey 08876.


     A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                     ANNEX A
                                     -------

                              LIFECELL CORPORATION

                          NOMINATING COMMITTEE CHARTER


PURPOSE OF THE NOMINATING COMMITTEE
-----------------------------------

     The purpose of the Nominating Committee is:

     - to identify qualified individuals for membership on the Company's board of directors; and

     - to recommend to the board the director nominees for election at the next annual meeting of stockholders.

MEMBERSHIP OF THE NOMINATING COMMITTEE
--------------------------------------

     The Nominating Committee:

     - shall consist of not less than three members of the board of directors, the exact number to be established by the board of directors from time to time;

     - members shall consist solely of individuals who meet the independence standards set forth in Securities and Exchange Commission rules and in the listing standards applicable to the Company; and

     - members shall be appointed and may be removed by the board of directors.

DUTIES OF THE NOMINATING COMMITTEE
----------------------------------

     The Nominating Committee shall:

     - establish general criteria for identifying and selecting individuals who may be nominated for election to the board of directors, which criteria shall reflect, at a minimum, all applicable laws, rules, regulations and listing standards applicable to the Company, and include, without limitation, a potential candidate's experience, areas of expertise and other factors relative to the overall composition of the board of directors;

     - annually review the size, composition and needs of the board of directors and make recommendations to the board;

     - recommend to the board of directors the director nominees for election at the next annual meeting of stockholders;

     - consider and recommend candidates for appointment to the board to the extent vacancies arise between annual meetings of stockholders;

     - consider director candidates submitted by stockholders, in accordance with guidelines developed by the Nominating Committee; and

     - annually review the Nominating Committee charter and recommend to the board any changes it deems necessary or desirable.

MEETINGS OF THE NOMINATING COMMITTEE
------------------------------------

     The Nominating Committee shall meet as often as necessary to carry out its responsibilities, but not less than once each year. At the discretion of the chairperson of the Nominating Committee, but at least once each year, the members of the Nominating Committee shall meet in executive session, without any members of management present.

ADDITIONAL AUTHORITY OF THE NOMINATING COMMITTEE
------------------------------------------------

     The Nominating Committee shall have the authority to do the following, in its discretion, to the extent it deems appropriate in carrying out its duties under this Charter:

     - delegate any of its responsibilities to a subcommittee or subcommittees; and

     -    retain  outside  counsel  and  other  advisors.